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                                                                     EXHIBIT 8.2


                     [Preston Gates & Ellis, LLP Letterhead]


                                 August 4, 2000



OnHealth Network Company
808 Howell Street, Suite 400
Seattle, Washington 98101

         Re:      MERGER OF TECH ACQUISITION CORPORATION INTO ONHEALTH NETWORK
                  COMPANY

Ladies and Gentlemen:

         We have acted as counsel to OnHealth Network Company, a Washington corporation ("OnHealth") in connection with the proposed merger (the "Merger") of Tech Acquisition Corporation, a Washington corporation ("Merger Corp") with and into OnHealth pursuant to an Agreement and Plan of Merger (the "Agreement") dated as of February 15, 2000, by and among Healtheon/WebMD Corporation, a Delaware corporation ("Healtheon/WebMD"), Merger Corp, and OnHealth.

         It is anticipated that, pursuant to the Agreement, Merger Corp will merge with and into OnHealth pursuant to the applicable laws of the State of Washington (the "Merger"), and pursuant to the Agreement and as a result thereof the identity and separate existence of Merger Corp will cease. OnHealth will continue as a wholly-owned subsidiary of Healtheon/WebMD. The Merger is described in the Registration Statement on Form S-4 (the "Registration Statement") of Healtheon/WebMD which includes the Proxy Statement/Prospectus of OnHealth (the "Proxy Statement/Prospectus").

         Except as otherwise provided, capitalized items referred to herein have the same meaning as set forth in the Agreement.

         In connection with this opinion, we have examined and are relying upon, without independent investigation or review thereof, the truth and accuracy, at all times, of the statements, covenants, representations and warranties contained in (i) the Agreement; (ii) the Registration Statement, including the Proxy Statement/Prospectus; (iii) certificates of representations dated as of the date hereof provided to us by officers of Healtheon/WebMD, Merger Corp and OnHealth; and (iv) such other instruments and documents related to the formation, organization, and operation of Healtheon/WebMD, Merger Corp and OnHealth, the consummation of the Merger, and related transactions as we deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon without independent investigation or review) that:

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OnHealth Network Company
Page 2



         1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents and there has been, or will be by the Effective Time of the Merger, due execution and delivery of all documents where execution and delivery are prerequisites to effectiveness thereof;

         2. The Merger will be effected in the manner contemplated in the Proxy Statement/Prospectus and in accordance with the terms of the Agreement, and all of the statements, covenants, representations and warranties therein or referred to above are true and will be true as of the Effective Time of the Merger; and

         3. The Agreement and the Merger are the product of arm's-length negotiations.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations, and qualifications set forth herein and in the Registration Statement, we are of the opinion that the discussion entitled "Material U.S. federal income tax consequences of the merger" in the Registration Statement, set forth the material United States Federal income tax considerations generally applicable to the OnHealth Merger.

         In addition to the assumptions set forth above, this opinion is subject to the exemptions, limitations and qualifications set forth below:

         1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent upon future events. Our opinion is not binding upon the Internal Revenue Service or the courts and there is no assurance that the Internal Revenue Service could not successfully assert a contrary opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, either on a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein.

         2. This opinion does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other related transactions.

         3. No opinion is expressed as to any transaction other than the Merger as described in this opinion.

         4. This opinion is furnished to you solely for use in connection with the Registration Statement; it may not be relied upon for any other purpose or by any other person or entity and it may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the Merger,

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OnHealth Network Company
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including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not concede that we are "experts" within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, or that this consent is required by Section 7 of the Act.


                                        Very truly yours,

                                        PRESTON GATES & ELLIS LLP



                                        By:   /s/ CHARLES H. PURCELL
                                             -------------------------
                                             Charles H. Purcell